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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 28, 2002



                             STRATOS LIGHTWAVE, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      0-30869             36-4360035
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State or Other Jurisdiction     Commission File Number     I.R.S. Employer
of Incorporation                                           Identification Number

                7444 West Wilson Avenue, Chicago, Illinois 60706
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (708) 867-9600
                                                           --------------


                                 Not Applicable
      ---------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5.   Other Events

         On March 28, 2002, Stratos Lightwave, Inc. completed the acquisition of Paracer, Inc. through the merger of Polar Acquisition Corp., a wholly-owned subsidiary of Stratos, with and into Paracer. Paracer is based in Santa Clara, California and develops and manufactures parallel optics transceivers and subsystems.

         Under the terms of the reorganization agreement, Stratos will issue an aggregate of 5,513,193 shares of Stratos common stock in exchange for all of Paracer's capital stock outstanding immediately prior to the merger. In addition, Stratos has agreed to grant options to purchase up to 81,035 shares of Stratos common stock in substitution for Paracer options outstanding immediately prior to the merger. Stratos also assumed approximately $1.0 million of indebtedness (net of cash) in connection with this transaction.

         Under the terms of an escrow agreement, certificates representing 554,240 shares of Stratos common stock issued in the merger will be placed into an escrow with J.P. Morgan Trust Company, National Association for the purpose of securing the payment of any indemnification claims by Stratos against the Paracer stockholders under the reorganization agreement. The escrowed shares will generally remain in escrow for a period of one year after the closing or until any indemnification claims pending as of the one-year anniversary of the closing have been resolved.

         Stratos has agreed to file a registration statement with the Securities and Exchange Commission within 30 days after the closing to permit the resale of the shares of Stratos common stock issued in the merger and use its best efforts to cause the registration statement to become effective within 90 days thereafter. At the closing, the holders of at least 90% of the shares of Stratos common stock issued in the merger agreed to not sell or otherwise dispose of the shares of Stratos common stock issued to them in the merger for a specified period of time after the merger. These restrictions will terminate with respect to one-third of the shares of Stratos common stock issued to each such holder on the following dates: (i) 105 days after the closing, (ii) the seven (7) month anniversary of the closing, and (iii) the one (1) year anniversary of the closing.

         The Paracer acquisition is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the purchase method of accounting.

         A copy of the Agreement and Plan of Reorganization dated March 18, 2002, by and among Stratos Lightwave, Inc., Polar Acquisition Corp., and Paracer, Inc. is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued by Stratos announcing the completion of the acquisition is attached hereto as Exhibit 99.2 and is also incorporated herein by reference.

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ITEM 7.   Financial Statements and Exhibits

(c)   Exhibits

      99.1 Agreement and Plan of Reorganization, dated March 18, 2002, by and among Stratos Lightwave, Inc., Polar Acquisition Corp., and Paracer, Inc.

      99.2   Stratos Lightwave, Inc. Press Release issued April 1, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STRATOS LIGHTWAVE, INC.


Date:  April 11, 2002                   By: /s/ David A. Slack
                                            -----------------------------------
                                                David A. Slack
                                                Vice President, Finance and
                                                Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1 Agreement and Plan of Reorganization, dated March 18, 2002, by and among Stratos Lightwave, Inc., Polar Acquisition Corp., and Paracer, Inc.

99.2           Stratos Lightwave, Inc. Press Release issued April 1, 2002.